UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

SILO PHARMA, INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Master License Agreement

On February 12, 2021, Silo Pharma, Inc. (the “Company”) entered into a master license agreement (the “UMB License Agreement”) with the University of Maryland, Baltimore (“UMB”) pursuant to which UMB granted the Company an exclusive, worldwide (the “Territory”), sublicensable, royalty-bearing license to certain intellectual property (i) to make, have made, use, sell, offer to sell, and import certain licensed products and (ii) to use the invention titled, “Central nervous system-homing peptides in vivo and their use for the investigation and treatment of multiple sclerosis and other neuroinflammatory pathology” and UMB’s confidential information to develop and perform certain licensed processes for the therapeutic treatment of neuroinflammatory disease (“Licensed Field”).

Pursuant to the UMB License Agreement, the Company shall pay UMB (i) a license fee in the high five-digit figures, (ii) certain event-based milestone payments, (iii) royalty payments in the low single digits or mid single digits, depending on net revenues, and (iv) a tiered percentage of sublicense income. The UMB License Agreement will remain in effect until the later of: (a) the last patent covered under the UMB License Agreement expires, (b) the expiration of data protection, new chemical entity, orphan drug exclusivity, regulatory exclusivity, or other legally enforceable market exclusivity, if applicable, or (c) ten (10) years after the first commercial sale of a licensed product in that country, unless earlier terminated in accordance with the provisions of the UMB License Agreement.

The foregoing summary of the UMB License Agreement does not purport to be complete and is qualified in its entirety by reference to the UMB License Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Binding Letter of Intent to Grant Sublicense

On February 12, 2021, the Company entered into a binding letter of intent (the “Letter of Intent”) with AIkido Pharma, Inc. (“AIkido”) pursuant to which the Company agreed to grant Aikido a worldwide, exclusive sublicense of the Company’s licensed patents under the UMB License Agreement for use in the therapeutic treatment of neuroinflammatory disease in cancer patients (the “Sublicense”). Pursuant to the Letter of Intent, Aikido shall pay the Company (i) a one-time license fee in the mid five-digit figures and (ii) the same royalty payments that the Company is subject to under the UMB License Agreement. The parties have agreed to use their best efforts to complete the Sublicense arrangement as soon as reasonably possible. The terms and conditions of the Sublicense are subject to compliance with the terms and conditions of the UMB License Agreement, including, but not limited to, the provisions regarding the granting of sublicenses set forth in the UMB License Agreement.

The foregoing summary of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the Letter of Intent which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1#	Master License Agreement, dated February 12, 2021, by and between the Company and the University of Maryland, Baltimore
10.2#	Letter of Intent, dated February 12, 2021, by and between the Company and Aikido Pharma, Inc.

#	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: February 16, 2021	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer